Exhibit 10.185

                         THE CHARLES SCHWAB CORPORATION

                        SENIOR EXECUTIVE SEVERANCE POLICY

                                  Introduction



                  The Board considers the avoidance of loss and distraction of employees as a result of an actual or contemplated Change of Control to be essential to protecting and enhancing the best interests of the Corporation and its shareholders. The Board also believes that during the pendency of a Change of Control and the transition period thereafter, the Board should be able to receive and rely on disinterested service from employees regarding the best interests of the Corporation and its shareholders without concern that employees might be distracted or concerned by personal uncertainties and risks.

                  Accordingly, the Board has determined that appropriate steps should be taken to assure the Corporation of the continued employment and attention and dedication to duty of its employees and to seek to ensure the availability of their continued service, notwithstanding a Change of Control.

                  Therefore, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.


                                    ARTICLE I
                              ESTABLISHMENT OF PLAN

                  As of the Effective Date, the Corporation hereby establishes a separation compensation plan known as the The Charles Schwab Corporation Senior Executive Severance Policy, as set forth in this document.

                                   ARTICLE II
                                   DEFINITIONS

                  As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

                  (a) Annual Incentive Award. The Participant's target bonus under the Corporation's annual incentive plans for the year in which the Change of Control occurs.

                  (b) Annual Compensation. The sum of a Participant's Annual Salary and Annual Incentive Award.

                  (c) Annual Salary. The Participant's regular annual base salary immediately prior to his or her termination of employment, or if higher, immediately prior to the Change of Control.

                  (d) Board. The Board of Directors of The Charles Schwab Corporation.

                  (e) Change of Control. Any of the following events:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this paragraph (1), the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (3) hereof; or

                  (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

                  Notwithstanding the foregoing, no acquisition by (i) Charles Schwab and/or his spouse or any or his lineal descendants or (ii) any trust created by or for the benefit of Charles Schwab and/or his spouse or any of his lineal descendants or (iii) the Schwab Family Foundation shall constitute a Change of Control.

                  (f) Code. The Internal Revenue Code of 1986, as amended from time to time.

                  (g) Committee. The Compensation Committee of the Board.

                  (h) Corporation. The Charles Schwab Corporation.

                  (i) Date of Termination. The date a Participant's employment is actually terminated.

                  (j) Effective Date. December 7, 1995.

                  (k) Employer. The Corporation or a Subsidiary which has adopted the Plan pursuant to Article V hereof.

                  (l) Participant. Any executive vice president or senior vice president of the corporation at the time of a Change of Control.

                  (m) Plan. The Charles Schwab Corporation Senior Executive Severance Policy.

                  (n) Protection Period. The period beginning on the date of a Change of Control and ending on the second anniversary thereof.

                  (o)  Subsidiary.  Any  corporation  in which the  Corporation,
directly  or  indirectly,   holds  a  majority  of  the  voting  power  of  such
corporation's outstanding shares of capital stock.

                  (p) Tier 1 Participant. Any Participant who holds the title of executive vice president of the Corporation at the time of the Change of Control.

                  (q) Tier 2 Participant. Any Participant who holds the title of senior vice president of the Corporation at the time of the Change of

Control.

                                   ARTICLE III
                                   ELIGIBILITY

                  3.1 Duration of Participation. A Participant shall only cease to be a Participant in the Plan as a result of an amendment or termination of the Plan complying with Article VII of the Plan, or when he ceases to be an executive vice president or senior vice president of the Corporation, unless, at the time he ceases to be such, such Participant is entitled to payment of a Separation Benefit as provided in the Plan or there has been an event or occurrence described in Section 4.2(a) which would enable the Participant to terminate his employment and receive a Separation Benefit. A Participant entitled to payment of a Separation Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Separation Benefit and any other amounts payable under the Plan have been paid to the Participant.
                                   ARTICLE IV
                               SEPARATION BENEFITS

                  4.1 Right to Separation Benefit. A Participant shall be entitled to receive from his Employer separation benefits in accordance with
Section 4.3 ("Separation Benefits") if the Participant's employment by an Employer shall terminate in any circumstance specified in Section 4.2(a), whether the termination is voluntary or involuntary; provided, that under no circumstances shall a Participant be entitled to Separation Benefits under this Plan if the Participant remains employed by any entity which is an Employer.

                  4.2 Termination of Employment.

                           (a)  Terminations   Which  Give  Rise  to  Separation
Benefits Under This Plan.

                                     (i) Except as set forth in  subsection  (b)
below, any termination of employment with an Employer by action of the Employer or any of its affiliates (excluding any transfer to another Employer), at any time during the Protection Period, shall entitle a Participant to a Separation Benefit in accordance with Section 4.3.

                                     (ii) If, at any time during the  Protection
Period, a Participant terminates employment for Good Reason, the Participant shall be entitled to the Separation Benefits in accordance with Section 4.3. For purposes of the Plan, "Good Reason" means any of the following:

                         (A) the  assignment  to the  Participant  of any duties
                    inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to a Change of Control, or any other action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Participant;

                         (B) any diminution in the employee benefits provided to
                    the  Participant,   including  retirement,   welfare,  stock
                    incentive, annual incentive, fringe benefits and other benefits as compared to those provided to the Participant immediately prior to the Change of Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Corporation after receipt of notice thereof given by the Participant;

                         (C) the  Corporation's  requiring the Participant to be
                    based at any office or location other than that where the Participant was based immediately prior to the Change of Control or the Corporation's requiring the Participant to travel on Corporation business to a substantially greater extent than required immediately prior to the Change of Control;

                         (D) any purported termination by the Corporation of the
                    Participant's   employment   otherwise   than  as  expressly
                    permitted by this Plan; or

                         (E) any failure by the  Corporation  to comply with and
                    satisfy Article VI of the Plan.

For purposes of the Plan, any good faith determination of "Good Reason" made by the Participant shall be conclusive. Anything in this Plan to the contrary notwithstanding, a termination by the Participant for any reason during the 30-day period immediately following the first anniversary of the Change of Control shall be deemed to be a termination for Good Reason for all purposes of this Plan.

                           (b) Terminations Which Do Not Give Rise to Separation
Benefits Under This Plan. If a Participant's employment is terminated for Cause, disability, death or retirement, or voluntarily by the Participant in the absence of an event described in subsection (a) of this Section 4.2, the Participant shall not be entitled to Separation Benefits under the Plan.

                                     (i) A termination for disability shall have
occurred where a Participant is terminated because illness or injury has prevented him from performing his duties (as they existed immediately prior to the illness or injury) on a full time basis for 180 consecutive business days.

                                     (ii) A termination by retirement shall have
occurred where a Participant's termination is due to his voluntary normal or early retirement under a qualified retirement plan sponsored by his Employer or its affiliates, as defined in such plan.

                                     (iii) A  termination  for Cause  shall have
occurred where a Participant is terminated because of:

                         (A) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or a Board elected officer of the Corporation which specifically identifies the manner in which the Board or the elected officer believes that the Participant has not substantially performed the Participant's duties, or

                         (B) the willful  engaging by the Participant in illegal
                    conduct  or  gross   misconduct   which  is  materially  and
                    demonstrably injurious to the Corporation.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct described in subparagraph (A) or (B) above, and specifying the particulars thereof in detail.

                  4.3       Separation Benefits.

                           (a) If a  Participant's  employment  is terminated in
circumstances  entitling  him or her to a  Separation  Benefit  as  provided  in
Section 4.2(a), the Participant's Employer or the Corporation shall pay such Participant, within ten days of the Date of Termination, a cash lump sum as set forth in subsection (b) below and the continued benefits set forth in subsection
(c) below.

                           (b) The cash lump sum  referred to in Section  4.3(a)
shall equal the aggregate of the following amounts:

                         (i)  the  sum of (1) the  Participant's  Annual  Salary
                    through   the  Date  of   Termination   to  the  extent  not
                    theretofore paid, (2) the product of (x) the Annual Incentive Award and (y) a fraction, the numerator of which is the number of days in the such year through the Date of Termination, and the denominator of which is 365, and (3) any earned and unused vacation pay, in each case to the extent not theretofore paid (collectively, "Accrued Obligations"); and

                         (ii) an amount  equal to the  product of (x) three,  in
                    the case of Tier 1 Participants, and two, in the case of Tier 2 Participants, and (y) the Participant's Annual Compensation.

                           (c)  For  three   years,   in  the  case  of  Tier  1
Participants, and for two years, in the case of Tier 2 Participants following a Participant's termination of employment (in each case, the "Continuation Period"), the Participant and his or her family shall be provided with medical, dental and life insurance benefits as if the Participant's employment had not been terminated; provided, however, that if the Participant becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Participant for retiree medical benefits, if any, under the Corporation's plans, practices, programs and policies, the Participant shall be considered to have remained employed during the Continuation Period and to have retired on the last day of such period.

                           (d) The Participant shall be entitled to outplacement
services at the Corporation's cost selected by the Participant, which cost shall not exceed 25% of the Particpant's Annual Base Salary. The Participant shall also be entitled to any unused portion of payments under the Corporation's financial counseling assistance program for the year in which the Date of Termination occurs.

                  4.4 Other Benefits Payable. The cash lump sum and continuing benefits described in Section 4.3 above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to a Participant upon or following termination, including but not limited to earned but unused vacation, amounts or benefits payable under any bonus or other compensation plan, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan (collectively, "Other Benefits"); provided, that the foregoing shall not apply to any severance pay or pay in lieu of notice required to be paid to such Participant under applicable law.

                  4.5 Death, Disability; for Cause.

                  (a) Death.  If the  Participant's  employment is terminated by reason of the Participant's death during the Protection Period, the Participant's legal representatives shall have no rights under this Plan, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Participant's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Participant's date of termination of employment. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4.5(a) shall include, without limitation, and the Participant's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Corporation and affiliated companies to the estates and beneficiaries of peer executives of the Corporation and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant's estate and/or the Participant's beneficiaries, as in effect on the date of the Participant's death with respect to other peer executives of the Corporation and its affiliated companies and their beneficiaries.

                  (b) Disability. If the Participant's employment is terminated by reason of the Participant's Disability during the Protection Period, the Participant shall have no further rights under this Plan, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Participant in a lump sum in cash within 30 days of the Participant's date of termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4.5(b) shall include, and the Participant shall be entitled after the effective date of the Participant's Disability to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Corporation and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the date of the Change of Controlor, if more favorable to the Participant and/or the Participant's family, as in effect at any time thereafter generally with respect to other peer executives of the Corporation and its affiliated companies and their families.

                  (c) Cause; Other than for Good Reason. If the Participant's employment shall be terminated for Cause during the Protection Period, the Corporation shall have no further obligations to the Participant under this Plan, other than the obligation to pay to the Participant (x) his or her Annual Base Salary through the date of termination of employment, (y) the amount of any compensation previously deferred by the Participant, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Participant voluntarily terminates employment during the Protection Period, excluding a termination for Good Reason, the Corporation shall have no further obligations to the Participant hereunder, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Participant in a lump sum in cash within 30 days of the date of termination of employment.

                  4.6 Certain Additional Payments by the Corporation.

                  (a) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this
Section 4.6) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 4.6, if it shall be determined that the Participant is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Participant such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Participant and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

                  (b) Subject to the provisions of Section 4.6(c), all determinations required to be made under this Section 4.6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Corporation's outside auditing firm or such other certified public accounting firm as may be designated by the Participant (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Participant shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Section 4.6, shall be paid by the Corporation to the Participant within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Corporation and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to
Section 4.6(c) and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Participant.

                  (c) The Participant shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Participant is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

                         (i) give the  Corporation  any  information  reasonably
                    requested by the Corporation relating to such claim,

                         (ii) take such  action in  connection  with  contesting
                    such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,
                         (iii) cooperate with the Corporation in good faith in order effectively to contest such claim, and

                         (iv) permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4.6(c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Participant to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Participant, on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Participant of an amount advanced by the Corporation pursuant to Section 4.6(c), the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Corporation's complying with the requirements of Section 4.6(c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Corporation pursuant to
Section 4.6(c), a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  4.7       Payment Obligations Absolute.

                  Subject to Section 4.6, the obligations of the Corporation and the Employers to pay the Separation Benefits described in Section 4.3 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation or any of its Subsidiaries may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of this Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer, except as specifically provided in Section 4.3(c).


                                    ARTICLE V
                             PARTICIPATING EMPLOYERS

                  This Plan may be adopted by any Subsidiary of the Corporation if the Board of Directors of the Corporation approves such adoption. Upon such adoption, the Subsidiary shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary who are Participants.

                                   ARTICLE VI
                            SUCCESSOR TO CORPORATION

                  This Plan shall bind any successor of the Corporation, substantially all its assets or substantially all its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Corporation would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Corporation shall require such successor expressly and unconditionally to assume and agree to perform the Corporation's obligations under this Plan, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The term "Corporation," as used in this Plan, shall mean the Corporation as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.


                                   ARTICLE VII

                       DURATION, AMENDMENT AND TERMINATION

                  7.1 Duration. If a Change of Control has not occurred, this Plan shall expire five years from the Effective Date, unless extended for an additional period or periods by resolution adopted by the Board.
                  If a Change of Control occurs, this Plan shall continue in full force and effect and shall not terminate or expire until after all Participants who become entitled to any payments hereunder shall have received such payments in full and all adjustments required to be made pursuant to
Section 4.6 have been made.

                  7.2 Termination and Amendment. The Plan shall be subject to amendment, change, substitution, deletion, revocation or termination (collectively, "Amendment") by the Board of Directors of the Corporation at any time prior to a Change of Control other than at the request of a third party who has taken steps reasonably calculated to effect a Change of Control. After a Change of Control, the Plan shall not be subject to Amendment in any respect which adversely affects the rights of a Participant without the consent of that Participant.

                  7.3 Form of Amendment. The form of any amendment of the Plan shall be a written instrument signed by the Chief Executive Officer of the Corporation. An amendment of the Plan in accordance with the terms hereof shall automatically effect a corresponding amendment to all Participants' rights hereunder.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  8.1 Indemnification. If after a Change of Control a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Corporation or the Employer will pay for all actual legal fees and expenses reasonably incurred (as incurred) by such Participant, regardless of the outcome of such action. 8.2 Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or the Participant's Employer any obligation to retain the
Participant as an Employee, to change or not change the status of the Participant's employment, or to change the Corporation's policies or those of its Subsidiaries regarding termination of employment. 8.3 Claim Procedure. If a Participant or former Participant makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Corporation shall treat it as a claim for benefit. All claims for benefit under the Plan shall be sent to the Human Resources Department of the Corporation and must be received within 30 days after termination of employment. If the Corporation determines that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the Corporation determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Corporation a notice that the claimant contests the denial of his or her claim by the Corporation and desires a further review. The Corporation shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Corporation. The Corporation will render its final decision with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Corporation determines additional time, not exceeding 60 days, is needed. The Corporation shall be the named fiduciary with respect to the Plan.
                  8.4 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.5 Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Delaware, without reference to principles of conflict of law.

                  8.6 Gender; Plurals. Unless the context otherwise specifically requires, the masculine shall include the feminine and the singular the plural and vice versa.